                                                          Exhibit 10.3

                             PROMISSORY NOTE

                                                          June 27, 1997

          FOR VALUE RECEIVED, Mtel Argentina S.A., a corporation organized and existing under the laws of the Republic of Argentina (together with its permitted successors and assigns, the "Maker") by this promissory note (this
                                       -----
"Note") unconditionally promises to pay to the order of Mtel Latin America, Inc.
-----
a corporation organized under the laws of Delaware ("Mtel LATAM") or any
                                                     ----------
assignee of Mtel LATAM (together with their respective successors and assigns, the "Payee") the principal sum of
     -----
________________________________________________________________________________
which sum shall be subject to reduction in accordance with Section 5.4 of the Stock Purchase Agreement (as defined herein), in consecutive installments, one installment to be due on each December 30 and each June 30 beginning December 30, 1997, each such installment to be in an amount equal to the amount specified on Schedule 1 hereto with respect to the applicable date specified thereon, together with interest on the unpaid principal amount hereof from time to time outstanding until such principal is paid in full.

          This Note is being originally issued to partially evidence debt of the Maker to Mtel LATAM in an aggregate principal amount of

________________________________________________________________________________
which is duly registered in the books and records of the Maker. The issuance of this Note was duly approved by a resolution of the board of directors of the Maker passed on May 31, 1997. In contemplation of the assignment referred to below in the last sentence of this paragraph, as specifically requested by Mtel LATAM, in order to induce Mtel LATAM to make the intercompany loan to the Maker and in consideration of such loan and other good and valuable consideration the receipt of which is acknowledged, the Maker has agreed to include in this Note certain representations, warranties, covenants, events of default and other provisions which are designed to facilitate the assignment of this Note as hereinafter set forth. This Note is being assigned from Mtel LATAM to

________________________________________________________________________________
in connection with the Stock Purchase Agreement dated as of June 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Stock
                                                                    -----
Purchase Agreement") by and among Mtel LATAM, BGH S.A., a corporation organized
------------------
and existing under the laws of the Republic of Argentina ("BGH"), Motorola
                                                           ---
International Development Corporation, a corporation organized and existing under the laws of the State of Delaware, United States of America ("Motorola")
                                                                    --------
and Jacobel S.A., a corporation organized and existing under the laws of the Republic of Argentina ("Jacobel"). Any reference herein to the Payee shall be a
                        -------
reference to ___________, as assignee of Mtel LATAM, to which order this Note is payable pursuant to the assignment of this Note from Mtel LATAM to ____________ in connection with the Stock Purchase Agreement.


          1. Definitions. (a) The following terms shall have the following
             -----------
meanings:

             "Argentine GAAP" means generally accepted accounting principles
              --------------
     as applied in Argentina.

             "Business Day", for purposes of this Note, shall mean any day
              ------------
     other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close in the City of New York, New York, United States of America and Buenos Aires, Argentina.

              "Capital Lease" shall mean any lease (or
               -------------
     other arrangement conveying the right to use) of real or personal property, or a combination thereof, which is required to be classified and accounted for as a capital lease on the balance sheet of the Maker under Argentine GAAP. The amount of any Capital Lease at any time shall be the portion thereof required to be so capitalized at such time in accordance with Argentine GAAP.

               "Debt Service Coverage Ratio" shall mean with respect to the
                ---------------------------
     Maker for any period, the ratio of (i) EBITDA for the four most recent consecutive fiscal quarters plus the proceeds of any inter-company advances made during such period in accordance with Section 8(k)(i) hereof minus capital expenditures other than those financed with Indebtedness of the Maker permitted hereunder to (ii) Debt Service Expense of the Maker for the four most recent consecutive quarters ending on the date of determination.

               "Debt Service Expense" shall mean, with respect to the Maker for
                --------------------
     any period, the aggregate of all regularly scheduled principal payments plus the aggregate of all cash interest expense payments made or required to be made by the Maker during such period under this Note and the notes referred to in (iv) and (v) of the definition of "Transaction Documents" herein.

               "EBITDA" shall mean, with respect to the Maker for any period,
                ------
     including prior to the Merger, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization and (iv) federal, state and local income taxes, in each case for such person and for such period, computed and calculated in accordance with Argentine GAAP and determined on a Pro Forma Combined Basis prior to the Merger and on a consolidated basis with Radiomensaje following consummation of the Merger.

               "Indebtedness" shall mean (1) all indebtedness or liability for
                ------------
     borrowed money; (2) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) all obligations for the deferred purchase price of property or services (excluding trade obligations); (4) all obligations as lessee under capital leases; (5) all current liabilities in respect of unfunded vested benefits under Plans covered by Argentine regulation; (6) all obligations under letters of credit; (7) all obligations under acceptance facilities; (8) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; (9) all intercompany indebtedness, and (10) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property (other than obligations secured by Liens arising under clauses (a), (b), (c) or (d) of the definition of "Permitted Liens"), whether or not the obligations have been assumed.

               "Interest Expense" shall mean, with respect to the Maker for any
                ----------------
     period, interest expense during such period for such person determined in accordance with Argentine GAAP and shall in any event include, without limitation, (i) the amortization of debt discounts; (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense; (iii) the portion of any capitalized lease obligation allocable to interest expense; (iv) all fixed and calculable dividend payments on preferred stock; and (v) payments of interest expense in kind.

               "Lien" shall mean any lien, security interest, hypothecation,
                ----
     easement, mortgage, pledge, usufruct, assignment to a trustee, conditional sale or other title retention agreement, court or official attachment orders or any other encumbrance having the effect of constituting a security interest.

               "Material Adverse Change" and "Material Adverse Effect" shall
                -----------------------       -----------------------
     mean any change in, or effect on, as the case may be, the Maker, that is materially adverse to (i) the assets, business, results of operations or the condition (financial or otherwise) of the Maker or (ii) the ability of the Payee to enforce its remedies hereunder, but shall exclude in each case any change or effect principally due to general economic or industry wide conditions in the One-Way Paging Business.

               "Merger" shall mean the merger of the Maker with and into
                ------
     Radiomensaje.

               "Net Income" shall mean, with respect to the Maker for any
                ----------
     period, the aggregate income (or loss) for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for such person of any and all items that are
            ----
     treated as expenses under Argentine GAAP, and less federal, state and local
                                                   ----
     income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with Argentine GAAP.

               "Net Working Capital" shall mean, at any time, the current assets
                -------------------
     of the Maker minus the current liabilities of the Maker, determined on a Pro Forma Combined Basis in accordance with Argentine GAAP.

               "Permitted Liens" shall mean:
                ---------------

                (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued;

                (b) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and in the ordinary course of business and securing obligations that are either promptly paid in the ordinary course of business or are being contested in good faith by appropriate proceedings diligently pursued;

                (c) Liens arising in connection with worker's compensation, unemployment insurance, pensions and social security benefits, in each case that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued;

                (d) imperfections of title, covenants, restrictions, easements and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness and (ii) do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed;

                (e) Liens securing Indebtedness in respect of the purchase of property and any refinancing thereof to the extent permitted by Section 8(k)(iii) to the extent such Liens do not extend to any property other than the property financed with the proceeds of such Indebtedness; and

               (f) Liens on operating equipment which is leased under Capital Leases to the extent permitted by Section 8(k)(ii).

               "Pro Forma Combined Basis" shall mean, for any period prior to
                ------------------------
     the Merger, with respect to any financial calculation relating to the Maker and Radiomensaje, such financial calculation determined on a pro forma
                                                                  --- -----
     combined basis as if the financial statements and accounts of the Maker and Radiomensaje had been consolidated.

               "Radiomensaje" shall mean Radiomensaje S.A.C., a corporation
                ------------
     organized under the laws of the Republic of Argentina.

               "Subsidiary" shall mean any corporation of which a majority of
                ----------
     the total voting power of its outstanding voting securities, or of any other partnership, limited liability company, joint venture, or other entity of which a majority of the partnership interests or other similar equity interests thereof, is owned, directly or indirectly, by the Maker.

               "Transaction Documents" shall mean (i) this Note, (ii) the Stock
                ---------------------
     Purchase Agreement dated June 6, 1997, between Mtel LATAM, BGH, Motorola and Jacobel, (iii) the Pledge Agreement, dated June 27, 1997 made by Mtel LATAM in favor of The Chase Manhattan Bank, as Collateral Agent for the benefit of BGH, Motorola and Jacobel,(iv) the promissory note, dated June 27, 1997, issued by the Maker and payable to the order of Mtel LATAM and assigned to BGH S.A. ("BGH"),(v) the promissory note, dated June 27, 1997, issued by the Maker and payable to the order of Mtel LATAM and assigned to Jacobel S.A. ("Jacobel"), (vi) the bridge note, dated June 27, 1997, issued by Mtel LATAM and payable to the order of Motorola, (vii) the bridge note, dated June 27, 1997, issued by Mtel LATAM and payable to the order of BGH, and (viii) the bridge note, dated June 27, 1997, issued by Mtel LATAM and payable to the order of Jacobel.

          (b) Unless otherwise expressly provided, all references herein to Sections or other subdivisions refer to the corresponding Sections and other subdivisions of this Note.

          (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder," "hereinafter" and "herewith" refer to this Note.

          2.   Interest.  The Maker further promises to pay interest to the
               --------
Payee on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at an interest rate of eight percent (8%) per annum in arrears, with payment due on December 30 and June 30 of each year, commencing December 30, 1997, and on payment in full hereof.

          If the Maker fails to make any payment of principal, interest or other amounts payable hereunder, then the Maker shall pay interest on such overdue principal, interest or other amounts from the date such amount is due until the date it is paid in full, payable on demand, at an interest rate of twelve percent (12%) per annum. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law.

          If any payment to be made hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and, with respect to payments of principal, the interest shall accrue and be payable for the period of such extension. All interest to be paid hereunder shall be computed on the basis of the actual number of days elapsed and a 360-day calendar year consisting of twelve 30-day months.

          3.   Prepayment.  Upon not less than ten (10) Business Days prior
               ----------
written irrevocable notice to the Payee, the Maker may, without premium or penalty, prepay this Note in whole or in part from time to time, provided,
                                                                 --------
however, that (i) such prepayment is accompanied by the payment of all unpaid
-------
interest accrued to the date of prepayment and any other amounts then due under this Note and (ii) an equivalent prepayment is made under the promissory notes, dated the date hereof, of the Maker issued in connection with the Stock Purchase Agreement and payable to the order of BGH and Jacobel respectively.

          4.   Currency and Place of Payment.  All payments to be made hereunder
               -----------------------------
by the Maker shall be made without deduction, counterclaim, or other defenses in each case other than as permitted under Section 5 hereof to the Payee at account no. 500-2117729 (routing 065-305-436) at Deposit Guaranty National Bank, Jackson, Mississippi (or such other account specified in writing by the Payee to the Maker, before noon (New York City time) on the Business Day when due) in United States dollars and in (a) same day funds through the New York Clearing House Interbank Payments System, or (b) immediately available funds through the New York Federal Reserve Bank, or (c) in such other funds as the Payee may designate to the Maker and pursuant to written instructions of the Payee given two (2) Business Days prior to each such payment.

          Each payment made to the Payee shall apply, unless otherwise specified required pursuant to the terms hereof, as follows:

               (i) first against costs, expenses and indemnities due to the Payee hereunder;

               (ii)  then against interest;

               (iii) then against payments of all other accrued and unpaid interest on other amounts due hereunder; and

               (iv)  then against payments of principal.

          5.   Set-Off.  The Maker may, at its option, set-off and apply any and
               -------
all amounts owed to Mtel LATAM arising under the Stock Purchase Agreement as determined by a court of competent jurisdiction or by mutual agreement between Mtel LATAM and the Payee against any and all of the obligations of the Maker now or hereafter existing under this Note. In such event, the Maker shall so notify the Payee in writing at least three (3) Business Days before such set-off;

provided that, the failure to give such notice shall not affect the validity of
-------- ----
such set-off and application.

          6.   Representations and Warranties.  The Maker hereby represents and
               ------------------------------
warrants as of the date hereof that:

          (a) The Maker (1) is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Argentina, (2) has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as presently conducted, to execute and deliver this Note and to perform its obligations under this Note, and (3) is duly qualified to do business in all jurisdictions where such qualification is necessary except for such jurisdictions in which the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect;

          (b) The execution and delivery of this Note, and the performance by the Maker of its obligations hereunder (including payment as specified in
Section 4 hereof) have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not: (1) contravene any applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards applicable to the Maker, (2) violate any provision of its organizational documents or by-laws, (3) result in a breach of or constitute a default under any indenture, mortgage, deed of trust, lease, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, (4) require any consent, approval, authorization or other action by, or filing with or notification to, any third party or any governmental, judicial or regulatory authority or (5) result in or require the creation or imposition of any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, upon or with respect to any of the properties of the Maker;

          (c) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Maker and constitutes the legal, valid and binding obligation of the Maker, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) As of the date hereof, no event has occurred and is continuing which results, or with the giving of notice or the passage of time will occur which will result, in a termination or an event of default under any of the Transaction Documents;

          (e) There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the Maker's actual knowledge after due inquiry, threatened against the Maker or any affiliates thereof before any governmental, judicial or regulatory authority which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect;

          (f) The obligations of the Maker under this Note rank at least pari passu (in priority of payment, security and otherwise) with all other unsecured pecuniary obligations of whatsoever nature (including accounts payable and contingent obligations) of the Maker outstanding as of the date hereof;

          (g) The audited balance sheet for the Maker for the fiscal year ended December 31, 1996 and the related statements of income (the "Maker Financial
                                                             ---------------
Statements") delivered to the Payee are true and accurate copies of the Maker
----------
Financial Statements, have been prepared based upon the books and records of the Maker, fairly present the financial condition and the results of operations of the Maker for such period, have been prepared in accordance with Argentine GAAP consistently applied with only such deviations from Argentine GAAP as referred to in the notes to the Maker Financial Statements; and except as otherwise noted in the Maker Financial Statements, the books and records of the Maker have been maintained in accordance with applicable law and otherwise in a manner substantially customary with the industry in which the Maker is active;

          (h) Since December 31, 1996 (a) the Maker has been operated only in the ordinary course of business consistent with past practice and (b) there has been no change in the business condition (financial or otherwise), affairs, operations, assets or properties of the Maker, other than changes in the ordinary course of business consistent with past practice which have not and would not reasonably be expected to, in the aggregate, constitute a Material Adverse Effect;

          (i) The Maker is not a party to or subject to the provisions of any order, injunction, judgment or decree of any court or governmental agency or instrumentality (other than government decrees of general applicability) except for those orders, injunctions, judgments or decrees which would not have or would not reasonably be expected to have a Material Adverse Effect and there is no action, suit, claim, proceeding or investigation by the Maker currently pending or to the Maker's knowledge threatened, or which the Maker intends to initiate except for those actions, suits, claims, proceedings or investigations which would not result or would not reasonably be expected to result in a Material Adverse Change;

          (j) The Maker has satisfied all judgments required to be satisfied as of the date hereof and the Maker is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign;

          (k) The Maker has filed all tax returns required to be filed in the Republic of Argentina and any other jurisdiction where it is required to do so and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties to the extent any of the foregoing have become due and payable, except for such amounts which are being contested in good faith by appropriate proceedings diligently pursued;

          (l) The Maker is not a party to any indenture, loan or credit agreement;

          (m) Neither the Maker nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Republic of Argentina;

          (n) As of the date of this Note, except for liabilities (i) reflected on or reserved against on the balance sheets as of December 31, 1996 of the Maker or disclosed in any note thereto, (ii) reflected on or reserved against on the balance sheets as of March 31, 1997 of the Maker, (iii) evidenced by this Note and the notes referred to in (iv) and (v) of the definition of "Transaction Documents" herein, (iv) incurred in the ordinary course of the Maker's business, the Maker has no liabilities (absolute, accrued, contingent or otherwise) which would be required by Argentine GAAP to be reflected on or reserved against on the balance sheet of the Maker;

          (o) The Maker (i) is not in breach or violation of any term of its Estatutos, (ii) has or has obtained or made applications or requests to obtain, as the case may be, all approvals, authorizations, registrations, qualifications and filings with and under all Argentine authorities and agencies that are required to enable it or carry on its business as currently conducted other than approvals, authorizations, registrations, qualifications and filings the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect (the "Operating Approvals"),
                                                         -------------------
and all such Operating Approvals are in full force and effect with respect to the Maker and no suspension of them has been threatened in writing and received by the Maker, and (iii) possesses all licenses, permits, franchises, patents, copyrights, trademarks, tradenames or rights thereto to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Maker is not in violation of any valid rights of others with respect to any of the foregoing, other than those licenses, permits, franchises, patents, copyrights, trademarks, tradenames or rights thereto the failure to possess or the rights of others the violation of which would not reasonably be expected to result in a Material Adverse Effect;

          (p) The Maker has not been licensed to conduct or transact business and maintains no office or place of business outside the Republic of Argentina;

          (q) Both prior to and after giving effect to the transactions occurring on the date hereof (i) the fair value of the assets of the Maker at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Maker; (ii) the present fair salable value of the property of the Maker will be greater than the amount that will be required to pay the probable liability of the Maker on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) the Maker will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Maker will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The Maker does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its Indebtedness;

          (r) All of the issued and outstanding capital stock of the Maker is owned directly or indirectly, legally and beneficially, by Mtel LATAM. The Maker has no Subsidiaries;

          (s) The advances from Mtel LATAM to the Maker evidenced by this Note are characterized on both Mtel LATAM's and the Maker's financial statements as intercompany loans and not capital contributions and in fact are intercompany loans and not capital contributions;

          (t) No Lien exists upon or with respect to any of its present or future assets, properties or revenues; and

          (u) As of the Closing Date (as defined in the Stock Purchase Agreement), there are no capital contributions made to the Maker which are not yet capitalized, whether made by Mtel LATAM or by other parties.

          7.   Covenants.  The Maker hereby covenants that so long as any
               ---------
principal, interest or other amount remains outstanding and unpaid under this Note the Maker shall:

          (a)  notify the Payee promptly by telephone,
confirmed in writing, or in writing, upon the occurrence of any Event of Default (as described in Section 9 hereof) or event with the giving of notice or the passage of time would give rise to such an Event of Default;

          (b) except to the extent prohibited by law, take or cause to be taken all actions necessary to assure the immediate and continued availability of United States dollars for all payments to be made by the Maker hereunder;

          (c) if any amount is required to be deducted or withheld from any payment in respect of any tax, pay to the relevant authorities the full amount required to be deducted or withheld on or before the due date for such payment in accordance with applicable law and promptly after such payment forward to the Payee an official receipt (or a certified copy), or other documentation reasonably acceptable to the Payee, evidencing such payment to such authorities;

          (d)  the Maker shall maintain all Operating Approvals;

          (e) preserve and maintain its corporate existence and good standing in the Republic of Argentina and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except in such jurisdictions where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect;

          (f) keep adequate records and books of account, in which complete entries will be made in accordance with Argentine GAAP, reflecting all financial transactions of the Maker;

          (g)  maintain, keep, and preserve all of its
properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted;

          (h) maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the telecommunications industry and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof;

          (i) at any reasonable time and from time to time upon reasonable notice to the Maker, permit the Payee or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Maker, and to discuss the affairs, finances, and accounts of the Maker with any of their respective officers and directors and the Maker's independent accountants;

          (j) deliver to the Payee, as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Maker, balance sheets of the Maker as of the end of such quarter, and statements of changes in financial position of the Maker for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of changes in financial position of the Maker for the portion of the fiscal year ended with the last day of each quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with Argentina GAAP consistently applied and verified by the chief financial officer of the Maker;

          (k) deliver to the Payee, as soon as is available, but in any event within ninety (90) days after the end of each fiscal year of the Maker, the audited balance sheet of the Maker as at the end of, and the related statements of operations, changes in stockholders' investment and cash flows for, such years, and the comparable financial statement as at end of, and for, the preceding fiscal year, which current year financial statements shall be accompanied by a report and opinion of an independent certified public accountants of nationally recognized standing which report and opinion shall be prepared in accordance with Argentine GAAP;

          (l) furnish to the Payee promptly upon receipt thereof, copies of any reports submitted to the Maker by independent certified public accountants in connection with examination of the financial statements of the Maker made by such accountants;

          (m) furnish such other information respecting the condition or operations, financial or otherwise, of the Maker as the Payee may from time to time reasonably request;

          (n) maintain positive Net Working Capital at the end of each fiscal quarter of the Maker commencing June 30, 1997; and

          (o) cause each Subsidiary not to (i) create, permit or suffer to exist any Lien, upon or with respect to any of its present or future assets, properties or revenues without the prior written consent of the Sellers, except for any Lien referred to in (a), (b), (c) or (d) of the definition of "Permitted Liens" herein; (ii) engage in any business other than the telecommunications business; (iii) whether in a single transaction or a series of related transactions, sell, lease, convey or otherwise dispose of any substantial portion of its assets or any assets other than in the ordinary course of business; (iv) enter into, modify or amend any agreement with any affiliate, or any employee, shareholder, director or officer of the Maker or any affiliate of the Maker other than in the ordinary course of business and on terms no less favorable to such Subsidiary than would be obtained in an arms-length transaction between unaffiliated parties; (v) reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person; (vi) incur, create, assume or permit to exist any Indebtedness; or (vii) make any advance, loan, extension of credit or capital contribution, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any person or entity, in each case other than on terms no less favorable to such Subsidiary than would be obtained in an arms-length transaction between unaffiliated parties and in furtherance of the telecommunications business of such Subsidiary in the Republic of Argentina.

          8.   Negative Covenants.  The Maker hereby covenants that so long as
               ------------------
any principal, interest or other amount remains outstanding and unpaid under this Note the Maker shall not, other than in connection with the Merger:

          (a) create, permit or suffer to exist any Lien, upon or with respect to any of its present or future assets, properties or revenues without the prior written consent of the Sellers, except for any Permitted Lien;

          (b) permit the Debt Service Coverage Ratio at the end of each fiscal quarter commencing June 30, 1997 to be less than 1.25 to 1.0;

          (c) engage in any business other than the telecommunications business;

          (d) whether in a single transaction or a series of related transactions, sell, lease, convey or otherwise dispose of any substantial portion of its assets or any assets other than in the ordinary course of business;

          (e) enter into, modify or amend any agreement with any affiliate, or any employee, shareholder, director or officer of the Maker or any affiliate of the Maker other than in the ordinary course of business and on terms no less favorable to the Maker than would be obtained in an arms-length transaction between unaffiliated parties;

          (f) wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person; provided, however, that nothing herein shall prohibit the Merger;

          (g) redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock;

          (h) declare, set aside or make any dividends, payments or distributions in cash, securities or property to the stockholders of the Maker so long as any portion of the obligations of the Maker under this Note remain unpaid;

          (i) amend, breach or violate its Estatutos or other comparable organizational document in a manner adverse to the interests of Payee hereunder;

          (j) conduct or transact business or directly or indirectly own any property, either personal or real or have any assets located outside of the Republic of Argentina other than in connection with cross border roaming on the "SkyTel Global Messaging Network";

          (k) incur, create, assume or permit to exist any Indebtedness other than (i) intercompany Indebtedness subordinated to repayment in full of all principal and interest under this Note or the other notes referred to in clauses
(iv) and (v) of the definition of "Transaction Documents" herein, (ii) Capital Leases for operating equipment in an amount not to exceed individually $2,000,000 or, in the aggregate together with the outstanding amount of Purchase Debt (as defined below) at any time, $3,000,000, and (iii) Indebtedness in respect of the purchase of operating equipment and any refinancing thereof ("Purchase Debt") in an amount not to exceed individually, $2,000,000 or, in the
  -------------
aggregate together with the outstanding amount of Capital Leases permitted hereby at any time, $3,000,000; and

          (l) make any advance, loan, extension of credit or capital contribution, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any person or entity, in each case other than on terms no less favorable to the Maker than would be obtained in an arms-length transaction between unaffiliated parties and in furtherance of the telecommunications business of the Maker in the Republic of Argentina.

          9.   Events of Default.  The occurrence of any of the following
               -----------------
events shall bean "Event of Default" hereunder:

          (a) the Maker fails to pay when due any principal of or interest on this Note or the other promissory notes, dated the date hereof, and payable to the order of Mtel LATAM and assigned to BGH and Jacobel which promissory notes were originally issued by the Maker in connection with intercompany loans made to the Maker by Mtel LATAM in an aggregate principal amount equal to the principal sums of such promissory notes, and any such interest on this Note or such other notes remains unpaid for a period of five (5) Business Days; or

          (b) the Maker fails to make any payment on any Indebtedness, or defaults in the performance of any agreement under which any such obligation is created if the effect of such default is to cause such obligation to become, or to permit holders of such obligation, or a trustee on their behalf, to declare such obligation, due prior to its normal maturity, whether or not such failure to pay or breach default is waived by such holder or holders of the relevant obligations; or

          (c) the Maker or any subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency, liquidation or similar law,
(ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Maker or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

          (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Maker, or of a substantial part of the property or assets of the Maker under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency, receivership, trustee, custodian, sequestrator or similar official for the Maker or for a substantial part of the property of the Maker or (ii) the winding-up or liquidation of the Maker; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days; or

          (e) a warrant of attachment or execution or similar process against any substantial part of the assets of the Maker is issued and such warrant of attachment or execution or similar process remains undismissed, undischarged, unstayed or unbounded for a period of sixty (60) days; or

          (f) any representation, warranty, certification or other statement made by the Maker hereunder or in any statement or certificate at any time given by the Maker in writing pursuant to or in connection herewith is false in any material respect on the date made; or

          (g) the Maker defaults in the performance of or the compliance with or due observance of any covenant, condition or agreement contained in this Note (other than as set forth in Section 9(a) hereof) for a period of ten (10) days; or

          (h) it is determined by a court of competent jurisdiction in a final judgment that either (i) any representation, warranty, certification or other statement made by the Mtel LATAM in any Transaction Document was false in any material respect on the date made, or (ii) Mtel LATAM has defaulted in the performance of or the compliance with or due observance of any covenant, condition or agreement contained in any of the Transaction Documents; or

          (i) any of the Transaction Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void.

Upon the occurrence of an Event of Default specified in Section 9(c) or (d) hereof, the unpaid principal, accrued interest and all other amounts payable under this Note shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, each of which is hereby expressly waived by the Maker. Upon the occurrence and during the continuance of any other Event of Default, the Payee may by written notice to the Maker or by facsimile transmission or by telex declare all or any portion of the unpaid principal, accrued interest and all other amounts payable under this Note to be due and payable.

          10.  Judgment Currency.  The obligation of the Maker hereunder to make
               -----------------
payments in United States dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Payee of the full amount of United States dollars payable hereunder and the Maker shall indemnify the Payee (and the Payee shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Payee pursuant to any such tender or recovery. The Payee's determination of amounts effectively received by it shall be conclusive absent manifest error. The Payee will provide the Maker with a copy of the Payee's calculations in connection with making such determination.

          11.  Expenses.  The Maker will bear all the reasonable costs and
               --------
reasonable out-of-pocket expenses (including without limitation, fees and disbursements of counsel) arising in connection with the enforcement of, and preservation of rights under this Note and the other Transaction Documents.

          12.  No Waivers, Cumulative Remedies.  No action or omission by the
               -------------------------------
Payee shall constitute a waiver of any rights or remedies of the Payee hereunder. No waiver shall be effective unless in a writing signed by the party making such waiver. Such rights and remedies are cumulative and not exclusive of any rights or remedies provided by law. Payment of principal of and interest on this Note shall not discharge the Maker's obligation with respect to any other amount payable hereunder. The Maker agrees to indemnify the Payee for, and to hold the Payee harmless from, any loss or expense which the Payee may sustain or incur as a consequence of default by the Maker in payment of any principal of or interest on this Note. The Maker hereby waives the right to demand that the Payee post a performance bond or guaranty in any action proceeding initiated against the Maker in Argentina.

          13.  Personal Jurisdiction.  The Maker (i) hereby irrevocably submits
               ---------------------
itself to the exclusive jurisdiction of the courts of the Republic of Argentina for the purposes of any suit, action or other proceeding arising out of this Note or the subject matter hereof brought by the Payee, and (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts.

          14.  Governing Law.  This Note shall be a contract under, and be
               -------------
governed by, and construed and interpreted in accordance with the law of the REPUBLIC OF ARGENTINA.

          15.  Successors and Assigns.  The Payee shall not have the right to
               ----------------------
assign any of its rights or obligations under this Note except (i) the initial assignment by Mtel LATAM to Motorola , (ii) the subsequent assignment by Motorola to BGH or Jacobel, (iii) the subsequent assignment by Motorola to a wholly-owned Affiliate thereof and (iv) a collateral assignment to a nationally recognized (in the United States or Argentina) financial institution generally in the business of commercial lending and reasonably acceptable to the Maker (a "Lending Institution") in connection with a transaction occurring in the
 -------------------
ordinary course of such Lending Institution's business which collateral assignment constitutes a bona fide pledge (within the meaning of Rule 144 under the United States Securities Act of 1933, as amended), provided, in the case of
(i) through (iv) above, the assignee executes and delivers to the Maker a written instrument in the form of Exhibit A hereto, which delivery shall have the effect of Articles 1459, 1460 and 1467 of the Argentine Civil Code. For purposes of this Section 15, "Affiliate" shall mean, with respect to any person,
                              ---------
any other person directly or indirectly controlling or controlled by, or under common control with, such person at any time during the period for which the determination of affiliation is being made. "Control" shall mean the ability to
                                              -------
direct or cause the direction of the management policies of such person whether through the ownership of voting securities or by contract or otherwise.

          16.  Miscellaneous.
               -------------

          (a) Any notice, designation, declaration, acceptance or approval required or permitted under this Note shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

     The Maker:

          Mobile Telecommunication Technologies Corp.
          200 South Lamar Street
          Mtel Centre
          Jackson, Mississippi  39201
          Attention:  Thomas R. Ferguson

          and

          Mtel Argentina S.A.
          Tucuman 633 2nd Piso
          Buenos Aires, Argentina  1005
          Attention:  Eugenio Laris

     with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York  10022
          Attention:  Martha E. McGarry


     The Payee:

or at such other address as any such party may designate by notice to the other party. Any notice, designation, declaration or approval shall be deemed to be given when it has arrived at the address to which it is delivered or sent, regardless of whether it has been actually received by the person to whose attention it is addressed.

          (b) All representations, warranties, covenants, agreements and indemnities shall survive delivery of the Note.

          (c) Section headings in this Note are for convenience of reference only, and shall not govern the interpretation of any of the provisions hereof.

          (d) Any provision herein that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions thereof are declared to be severable.

                                MTEL ARGENTINA S.A.


                                By:
                                   -------------------------

                                Title:

                [Mtel Argentina S.A. signature to be notarized]

                                                                      Schedule 1


                 Unpaid                             Total Payment
 Payment        Principal   Principal   Interest    (Principal &
  Date           Balance       Due        Due         Interest)
-------------------------------------------------------------------
Dec-97          3,200,000     200,000   128,000            328,000
Jun-98          3,000,000     200,000   120,000            320,000
Dec-98          2,800,000     200,000   112,000            312,000
Jun-99          2,600,000     200,000   104,000            304,000
Dec-99          2,400,000     200,000    96,000            296,000
Jun-00          2,200,000     200,000    88,000            288,000
Dec-00          2,000,000     200,000    80,000            280,000
Jun-01          1,800,000   1,800,000    72,000          1,872,000
-------------------------------------------------------------------
Total                   -  $3,200,000  $800,000         $4,000,000
